SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	October 25, 2005

Commission file number: 0-13888

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901
(Address of principal executive offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant's Certifying Accountant

Effective October 19, 2005, Chemung Financial Corporation (the "Registrant") dismissed KPMG LLP ("KPMG") as its independent registered public accounting firm, effective upon the completion of KPMG's audit of the Registrant's consolidated financial statements for the year ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, and the issuance of our reports thereon. The dismissal was approved by the Audit Committee of the Board of Directors.

The audit reports of KPMG on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2004 and the subsequent interim period through October 19, 2005, there were: (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement, or (2) reportable events.

The registrant has provided KPMG with a copy of this Report, and has requested that KPMG furnish the registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant. Such letter is attached as Exhibit 16.1 of this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	No financial statements are required to be filed with this report.
(b)	No proforma financial statement is required to be filed with this report.
(c)	Exhibits

Exhibit No.
	16.1	Letter re. Change in Certifying Accountant.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

October 25, 2005	By: Jan P. Updegraff

/s/Jan P. Updegraff
President & Chief Executive Officer